As filed with the Securities and Exchange Commission on October 10th, 2017 - Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan	38-0837640
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
855 East Main Avenue, Zeeland, Michigan	49464
(Address of Principal Executive Offices)	(Zip Code)

Herman Miller, Inc. 2011 Long-Term Incentive Plan
(Full Title of the Plan)

H. Timothy Lopez, 855 East Main Avenue, Zeeland, Michigan 49464 (616) 654-3000
(Name, address, and telephone number, including area code, of agent for service)

Copies of Communications to:
Patrick G. Quick Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 297-5678

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☒	Accelerated filer☐	Non-accelerated filer☐	Smaller reporting company☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act.☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock ($.20 par value)	2,000,000 Shares (1)	$35.57 (2)	$71,140,000 (2)	$8,856.93 (3)

(1)
This Registration Statement covers 2,000,000 shares of common stock, par value $0.20 per share, of Herman Miller, Inc. (the “Registrant” or the “Corporation”) available for issuance pursuant to awards under the Corporation’s 2011 Long-Term Incentive Plan, as amended (the “Plan”). This Registration Statement also covers any additional shares of common stock of the Registrant that become issuable pursuant to awards by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the Registrant.

(2)
For the purpose of computing the registration fee only, the price shown is based upon the price of $35.57 per share, the average of the high and low prices for the common stock of the Corporation in the NASDAQ Global Market on October 6th, 2017, in accordance with Rule 457(h).

(3)
Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan. A Registration Statement on Form S-8 was filed on January 23, 2012 covering 3,000,000 shares of common stock reserved for issuance pursuant to awards under the Plan, and a Registration Statement on Form S-8 was filed on January 26, 2015 covering 2,509,751 shares of common stock reserved for issuance pursuant to awards under the Plan.

EXPLANATORY NOTE
Incorporation by Reference. This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8, File No. 333-179138, filed by the Registrant on January 23, 2012 are incorporated herein by reference and made a part hereof.
Registration of Additional Shares of Common Stock Under the Plan. This Registration Statement on Form S-8 is filed by the Registrant to register an additional 2,000,000 shares of common stock, par value $0.20 per share, of Herman Miller Inc., which may be awarded under the 2011 Long-Term Incentive Plan pursuant to an amendment of such plan authorized by the stockholders of the Registrant on October 10, 2017.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The contents of the Registration Statement on Form S-8, File No. 333-179138, previously filed with the Securities and Exchange Commission (the “Commission”) on January 23, 2012, by Herman Miller, Inc., a Michigan corporation (the “Corporation” or the “Registrant”), are incorporated herein by reference. In addition, the following new documents filed with the Commission by the Corporation are incorporated herein by reference:

(a)
the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 3, 2017, filed with the Commission on August 1, 2017, as amended by the Form 10-K/A, filed with the Commission on August 2, 2017.

(b)	the Corporation's Current Report on Form 8-K, filed with the Commission on September 18th, 2017; and

(c)
the description of the Corporation’s common stock contained in the Corporation’s registration statement filed pursuant to Section 12 of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.
Item 8.    Exhibits

Exhibit No.	Description

Exhibit 5.1	Opinion and consent of Foley & Lardner LLP

Exhibit 10.1	2011 Long-Term Incentive Plan, as amended, incorporated by reference to Appendix I of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on August 29, 2017.

Exhibit 23.1	Consent of Independent Registered Public Accounting Firm

Exhibit 23.2	Consent of Foley & Lardner LLP (included in Exhibit 5.1)

Exhibit 24.1	Power of Attorney (included on signature page of this Form S-8)

EXHIBIT INDEX
The following exhibits are filed as a part of the Registration Statement pursuant to Item 8:

Exhibit No.	Description

Exhibit 5.1	Opinion and consent of Foley & Lardner LLP*

Exhibit 10.1	2011 Long-Term Incentive Plan, incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on August 29, 2017.

Exhibit 23.1	Consent of Independent Registered Public Accounting Firm*

Exhibit 23.2	Consent of Foley & Lardner LLP (included in Exhibit 5.1)*

Exhibit 24.1	Power of Attorney (included on signature page of this Form S-8)*

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zeeland, State of Michigan, on the 10th day of October, 2017.
HERMAN MILLER, INC.
By: /s/ Brian C. Walker
Brian C. Walker, President and Chief Executive Officer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian C. Walker and Jeffrey M. Stutz, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

DATE	SIGNATURE	TITLE

October 10th, 2017	/s/ Brian C. Walker	President, Chief Executive Officer and Director (Principal Executive Officer)
Brian C. Walker

October 10th, 2017	/s/ Jeffrey M. Stutz	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Jeffrey M. Stutz

October 10th, 2017	/s/ Michael A. Volkema	Director (Chairman)
Michael A. Volkema

October 10th, 2017	/s/ Mary Vermeer Andringa	Director
Mary Vermeer Andringa

October 10th, 2017	/s/ David A. Brandon	Director
David A. Brandon

October 10th, 2017	/s/ Brenda Freeman	Director
Brenda Freeman

October 10th, 2017	/s/ J. Barry Griswell	Director
J. Barry Griswell

October 10th, 2017	/s/ Lisa A. Kro	Director
Lisa A. Kro

October 10th, 2017	/s/ John R. Hoke, III	Director
John R. Hoke, III

October 10th, 2017	/s/ Douglas D. French	Director
Douglas D. French

October 10th, 2017	/s/ Heidi J. Manheimer	Director
Heidi J. Manheimer

October 10th, 2017	/s/ David O. Ulrich	Director
David O. Ulrich